Exhibit 107
Calculation of Filing Fee Table

Form S-8
(Form Type)

Rocket Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Rocket Pharmaceuticals, Inc. Second Amended and Restated 2014 Stock Option and Incentive Plan Common Stock, $0.01 par value per share	Rule 457(c) and Rule 457(h)	11,034,376 (2)	$9.34(3)	$ 103,061,071.84	$ 0.00015310	$15,778.65
Total Offering Amount					$ 103,061,071.84		$15,778.65
Total Fee Offset							—
Net Fee Due							$15,778.65

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the Rocket Pharmaceuticals, Inc. Second Amended and Restated 2014 Stock Option and Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)
Represents (i) 3,164,932 shares of the Registrant’s common stock that were automatically added to the shares authorized for issuance under the Plan on January 1, 2023, (ii) 3,611,291 shares of the Registrant’s common stock that were automatically added to the shares authorized for issuance under the Plan on January 1, 2024 and (iii) 4,258,153 shares of the Registrant’s common stock that were automatically added to the shares authorized for issuance under the Plan on January 1, 2025, each pursuant to an annual “evergreen” increase provision contained in the Plan. Shares available for issuance under the Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on December 20, 2022 (File No. 333-268908), March 6, 2020 (File No. 333-236946), March 7, 2018 (Registration No. 333-223488), March 23, 2017 (Registration No. 333-216892), June 29, 2016 (Registration No. 333-212308) and May 28, 2015 (Registration No. 333-204501).

(3)
The price of $9.34 is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Registrant’s common stock, as quoted on the Nasdaq Global Market, on February 28, 2025.